Intellectual Property License And Consulting Agreement

INTELLECTUAL PROPERTY LICENSE
AND CONSULTING AGREEMENT

This intellectual property license and consulting agreement is dated October 30, 2012, (the “Effective Date”) and is between Public Issuer Stock Analytics, LLC, a Texas Limited Liability Corporation, having its principal office address at 2600 East Southlake Boulevard, Suite 120-366, Southlake, Texas 76092 (“LICENSOR”), and INTREorg Systems, Inc., a Texas corporation having its principal office located at 2600 East Southlake Boulevard, Suite 120-366, Southlake, Texas 76092 (“LICENSEE").

LICENSOR possesses substantial know-how and other intellectual property in the form of a functional computer-automated stock tracking analytics program.

LICENSEE desires to obtain the exclusive right to use LICENSOR’s stock tracking analytics program, including all associated current and future intellectual property and LICENSOR’s substantial know-how.

LICENSOR desires claw-back rights to the exclusive license that would become effective if LICENSEE fails to reasonably pursue development and marketing of the computer-automated stock tracking analytics program.

LICENSEE further desires LICENSOR’s dedicated assistance in LICENSEE’s efforts to continue development and refinement of the stock tracking analytics program in order to scale the program for improved institutional viability.

LICENSEE further desires LICENSOR’s dedicated assistance with LICENSEE’s subsequent marketing efforts involving the computer-automated stock tracking analytics program.

Both parties understand that sensitive and proprietary business information, regardless of the format in which received, will be exchanged between the parties and, consequently, both parties desire to maintain this information confidential in all respects.

The parties therefore agree as follows:

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	LICENSOR	LICENSEE

Intellectual Property License And Consulting Agreement

1.
LICENSE

1.1. Grant.  LICENSOR grants to LICENSEE for the Term an exclusive license to develop and use the Licensed Technology, and to fully exploit the Licensed Technology by selling products and/or services using the Licensed Technology throughout the Territory, in the Field of Use only , with rights to all other uses retained by LICENSOR.

2.
SUBLICENSE

2.1. Sublicense.  LICENSEE may sublicense to another the use of the Licensed Utility, and sales of services using the Licensed Utility, in the Field of Use only, and only upon the consent and written approval of LICENSOR, whose consent and written approval shall not be unreasonably withheld.

2.2. Sublicense Agreement.  LICENSEE, desiring to sublicense to another, must submit a written request to sublicense in addition to an appropriate Sublicense Agreement to LICENSOR for approval and consent.
2.2.1. No Sub-Sublicense.  The Sublicense Agreement must clearly indicate that Sublicensee shall not be allowed to grant further sublicenses to any other party.

2.2.2. Records and Documents.  The Sublicense Agreement must clearly indicate that Sublicensee shall maintain records and permit inspection on terms at least as favorable to LICENSEE and LICENSOR as provided in this master agreement.

2.2.3. Territory Covered.  The Sublicense Agreement must clearly indicate the territory covered by the Sublicense.

2.2.4. Termination.  The Sublicense Agreement must clearly indicate and provide for the termination of the Sublicense on terms at least as favorable to LICENSEE and LICENSOR as provided in this master agreement.

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	LICENSOR	LICENSEE

Intellectual Property License And Consulting Agreement

2.2.5. Substitution of Party.  If the Sublicensee is not an affiliate of LICENSEE, the Sublicense Agreement must clearly indicate and provide as an option for the immediate and full substitution of the LICENSOR for the LICENSEE as a party to the Sublicense Agreement upon termination of this master agreement.  This conversion must be contingent upon the approval of both Sublicensee and LICENSOR, and must be contingent upon Sublicensee agreeing to the remaining provisions of this master agreement.

2.2.6. Confidentiality.  The Sublicense Agreement must clearly indicate and provide confidentiality requirements that are at least as restrictive as in this master agreement.

2.3. Approval and Consent.  LICENSOR shall respond in writing to LICENSEE regarding LICENSEE’s written Sublicense Request and Sublicense Agreement within fifteen business days from the date of receipt of the Sublicense Request and Sublicense Agreement.  If LICENSOR denies consent to this sublicense, its written response shall indicate the material reasons, made in good faith, why the request is being denied.  If denied, LICENSEE may make amendments and resubmit its Sublicense Request and Sublicense Agreement.  LICENSOR shall be deemed to have consented and approved a requested sublicense and agreement if LICENSOR fails to respond in writing, to the request (including a resubmitted request) within this stated period.  If a Sublicense is consented to, LICENSEE shall provide to LICENSOR a complete copy of the original executed version of the Sublicense Agreement, and shall timely provide LICENSOR with any updates that may occur from time to time.

2.4. Sublicense Royalties.  Under any and all Sublicense Agreements, LICENSEE shall pay royalties to LICENSOR as if gross sales of Sublicensee(s) were gross sales of LICENSEE, and shall expressly make LICENSOR a Third-Party beneficiary thereof.  LICENSEE shall include the amount of royalties paid it by Sublicensee(s) in the amount of gross sales reported to LICENSOR.  LICENSEE shall pay LICENSOR the equivalent of what LICENSOR would have received had LICENSEE sold directly the services sold by Sublicensee under the Sublicense Agreement, up to 50% of the amount of revenue actually received by LICENSEE.

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	LICENSOR	LICENSEE

Intellectual Property License And Consulting Agreement

3.
OBLIGATIONS OF PARTIES

3.1. Subcontracting.  LICENSEE may subcontract with another for the development, in whole or in part, of products and/or services authorized herein.  For example, LICENSEE may contract with a software development organization to assist it with the development and improvement of the computer-automated stock tracking analytics program that is at the core of this master agreement.

3.2. Assistance.  LICENSOR shall provide, at LICENSEE’s request, all assistance reasonably necessary to support development and exploitation efforts of the LICENSEE, its affiliate(s), and its subcontractor(s) relating to the Licensed Technology.  LICENSEE shall reimburse or direct the reimbursement of LICENSOR for all reasonable travel costs incurred by LICENSOR in rendering this assistance.

3.3. Consulting Services.  LICENSOR shall consult with LICENSEE regarding the matters of:

(a)	implementation of corporate strategies;
(b)	corporate governance; and
(c)	shareholder matters.

3.4. Availability.  LICENSOR, or an affiliate designated by LICENSOR, shall be reasonably available by telephone for consultation with LICENSEE, or an affiliate or subcontractor designated by LICENSEE, as requested.  LICENSOR shall make itself available to LICENSEE during normal business hours and for reasonable periods of time, subject to reasonable advance notice and mutually convenient scheduling, for the purposes of:

(a)	attending meetings of management and the Board of Directors, as may be requested by the Chairman of the Board of LICENSEE; and
(b)
assisting LICENSEE in the preparation of reports, summaries, profiles, due diligence packages, and other material and documentation in connection with proposed acquisitions in each case as and to the extent requested by the Chief Executive Officer of LICENSEE.

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	LICENSOR	LICENSEE

Intellectual Property License And Consulting Agreement

3.5. Other Interests.  LICENSEE acknowledges that LICENSOR has other business interests, but will devote as much time as in its discretion is necessary to perform its duties under this agreement.  In addition, LICENSEE acknowledges that LICENSOR’s efforts on behalf of its other business interests are the sole and separate property of LICENSOR and shall make no claim thereof.

3.6. Disclosure of Technology.  LICENSOR shall promptly disclose to LICENSEE the existence of any and all Licensed Technology that exists or comes into existence during the course of this agreement.

3.7. Marking and Transfer of Information.  LICENSOR shall mark all information comprised in the Licensed Know-How that exists in tangible form as “Confidential” to assist LICENSEE in its identification.  LICENSEE shall designate an individual as Custodian who shall be responsible for receiving such information from LICENSOR and/or its affiliates.  The Custodian shall provide LICENSOR written acknowledge receipt of such information, and shall maintain a record of such transfer and receipt for reasons of audit.  The parties shall in good faith work together to establish and maintain a system to record the transmission of information and/or materials under this agreement and make all commercially reasonable efforts to ensure such system is followed.

3.8. Ability to Bind.  No right or authority is granted to LICENSOR to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of LICENSEE, expect as may be set forth herein.

3.9. Development and Commercialization Efforts.  LICENSEE shall comply with all applicable and reasonable industry best-practices in the development and commercialization of the products and/or services using the Licensed Technology, and shall cause its affiliates and subcontractors to do the same.  LICENSEE shall be solely responsible for all development and commercialization costs.

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	LICENSOR	LICENSEE

Intellectual Property License And Consulting Agreement

3.10. Development and Commercialization Reports.  LICENSEE shall keep LICENSOR reasonably informed as to the progress of the development of products and/or services using the Licensed Technology, by monthly and quarterly reports showing such progress, and shall mark all reports as “Confidential” to be maintained as such.

3.11. Ownership of Inventions.  The ownership of an invention, whether or not patentable, and any patent applications or patents based thereon, made or conceived during the term of this agreement which directly relates to and are not severable from Licensed Technology and which are improvements thereto and/or more generally relate to products and/or services using the Licensed Technology is as follows: any such inventions made jointly by LICENSOR and LICENSEE will be owned jointly by LICENSOR and LICENSEE.  LICENSOR and LICENSEE shall ensure that each employee and other person acting on its behalf in performing its obligations under this agreement are under a binding written agreement to assign to it all inventions, and improvements conceived or reduced to practice by such employees or other persons in performing its obligations.

3.12. Patent Prosecution and Maintenance.  Each party, to the extent that it has contributed to the invention thereof, shall reasonably assist the other party in the preparation, filing, prosecution, and grant of any patent application that the other party may elect to file.  The party claiming ownership shall bear all attendant costs, including maintenance costs.  In the case of jointly owned patents, each party shall be responsible for 50% of the attendant costs, including maintenance costs.

3.13. Joint Inventions.  LICENSEE shall have the first right to file patent applications with respect to such jointly owned inventions in the name of both parties. If LICENSEE elects not to file, LICENSOR shall have the right to file the patent application in the name of both parties.  In each case regarding joint inventions, the filing party shall give the non-filing party an opportunity to review the text of the application before filing, shall consult with the non-filing party with respect thereto and shall supply the non-filing party with a copy of the applications as filed, together with notice of its filing date and serial number and the out-of-pocket costs and expenses of the filing party shall be reimbursed by the other party.  Each party shall keep the other advised of the status of actual and prospective patent application filings and, upon request, provide advanced copies of any documents related to such filings and thereafter to the prosecution and maintenance of all patent applications and patents.

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	LICENSOR	LICENSEE

Intellectual Property License And Consulting Agreement

3.14. Option to Prosecute and Maintain Patents.  LICENSOR shall give notice to LICENSEE of any intention to cease prosecution and/or maintenance, or not to proceed with an extension, of a LICENSOR owned patent and, in such case, shall permit LICENSEE, at LICENSEE’s sole discretion, to continue prosecution or maintenance or to proceed with the extension at LICENSEE’s expenses.  If LICENSEE elects to continue prosecution or maintenance or to proceed with the extension, LICENSOR shall execute such documents and perform such acts at LICENSEE’s expense as may be reasonably necessary to effect an assignment of such patent to LICENSEE in a timely manner, and more generally to permit LICENSEE to continue such prosecution and maintenance or to proceed with the extension.  Any patents and patent applications so assigned shall not be considered as Licensed Technology as of the date of such assignment.  No royalties shall be payable by LICENSEE on sales of products and/or services covered only by a valid patent claim of a patent that has been assigned to LICENSEE pursuant to this section.

3.15. Challenge to Patents.  A party with an ownership interest in a Licensed Patent shall notify the other party upon learning of any derivation, opposition, reexamination, or reissue event relating to a Licensed Patent.  The parties shall thereafter consult and cooperate fully to determine the course of action with respect to any such proceeding.  Both parties shall have the right to review and comment on any submission to be made in connection with any such proceeding.

(a)	LICENSOR shall not institute any reexamination or reissue proceeding relating to Licensed Patents without having first consulted LICENSEE.
(b)
In connection with any interference, opposition, reissue or reexamination proceeding relating to Licensed Patents, the parties shall cooperate fully and shall provide each other with any information or assistance that either party may reasonably request.  LICENSOR shall keep LICENSEE reasonably informed of developments in any such action or proceeding, including, to the extent permissible, the status of any settlement negotiations and the terms of any offer related thereto.

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	LICENSOR	LICENSEE

Intellectual Property License And Consulting Agreement

(c)
LICENSOR shall bear the expense of any derivation, opposition, reexamination, or reissue proceeding relating to Licensed Patents owned solely by LICENSOR.  LICENSEE shall share the expense in the case of jointly owned Licensed Patents.

3.16. Notice of Patent Events.  LICENSOR shall promptly notify LICENSEE regarding any grant, lapse, revocation, surrender, or invalidation of any of the Licensed Patents.

3.17. Infringement Allegations.   In the event that any product and/or service licensed hereunder is accused of infringing any rights of a third-party, LICENSOR has the option of indemnifying LICENSEE with respect to such claim or cause of action, and shall elect to either (a) obtain a license to use the third-party’s rights, or (b) defend against such claim or cause of action.  If LICENSOR elects to defend, LICENSOR shall obtain and direct all legal representation and shall pay all associated costs for such defense.  If LICENSOR elects to defend, LICENSEE shall provide, at LICENSOR’s expense, all assistance reasonably necessary to support such defense.

3.18. Infringements by Another.  Each party shall give the other written notice of any infringement, misappropriate, or misuse of Licensed Technology that has come to its attention.  Both parties shall thereafter, in good faith, consult and cooperate fully to determine a course of action, including, but not limited to, the commencement of legal action by either or both parties to terminate any infringement, misappropriation, or misuse of the Licensed Technology.

3.18.1. LICENSEE’s Action.  For sixty days following the written notice, LICENSEE has the first right, but not the obligation, to institute and prosecute, using counsel of its choice, any action or proceeding with respect to such infringement, misappropriation, or misuse, or may control the defense of any declaratory judgment action arising from such infringement, misappropriation, or misuse, at its own expense and in the name of both parties.  LICENSEE shall not, without the express permission of LICENSOR, settle, compromise, or take any action in such litigation that would diminish, limit, or inhibit the scope, validity, or enforceability of any Licensed Technology.

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	LICENSOR	LICENSEE

Intellectual Property License And Consulting Agreement

3.18.2. LICENSOR’s Action.  In the event that LICENSEE elects to not institute an action, LICENSOR may institute and prosecute, using counsel of its choice, any action or proceeding with respect to such infringement, misappropriation, or misuse, or may control the defense of any declaratory judgment action arising from such infringement, misappropriation, or misuse, at its own expense and in the name of both parties.  LICENSOR shall not settle, compromise, or take any action in such litigation that would diminish, limit, or inhibit the scope, validity, or enforceability of any Licensed Technology, without the express permission of LICENSOR, whose permission shall not be unreasonably withheld.

3.18.3. Party Support.  With respect to any action, and regardless of the instituting party, each party shall cooperate fully and shall provide the other party with information and assistance as reasonably necessary for such action, including executing any documents necessary for the other party to initiate and prosecution the action, and shall cause its affiliates and Sublicensees to execute any such documents, if required.  In the event that a party is unable to initiate or prosecute an action solely in its own name, the other party shall join such action voluntarily.  Each party shall keep the other party reasonably informed of the development of any action or proceeding including, to the extent permissible by law, the status of any settlement negotiations and the terms of any offer related thereto.

3.19. Recovery Allocation.  Any monetary recovery for any action instituted hereunder must be allocated in the order as follows:

(a)	To the party initiating and prosecuting the action – all costs and expenses incurred in connection with the action;
(b)	To the other party – all costs and expenses incurred in connection with the action; and
(c)
To both parties – all remaining amounts apportioned such that LICENSEE receives all amounts with respect to damages within the Field of Use; LICENSOR receives all amounts with respect to damages outside the Field of Use; and both parties split evenly any amounts received with respect to jointly-owned patents.

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	LICENSOR	LICENSEE

Intellectual Property License And Consulting Agreement

4.
COMPENSATION

4.1. Earned Royalties.  During the Royalty Term, LICENSEE shall pay to LICENSOR a royalty as follows:

(a)	Upon the execution and as of the effective date of this Agreement, two hundred and fifty thousand (250,000) shares of restricted common stock.
(b)
Thereafter and until the second anniversary, twenty thousand (20,000) shares of restricted common stock monthly, and one percent (1%) of Gross Sales of PRODUCTS AND/OR SERVICES on quarterly GROSS SALES being payable in the form of cash or restricted common stock, with the amount of all restricted common stock being based on the market close on the last business day of each month in each quarter as it is found in Bloomberg.

(c)
Thereafter and until the third anniversary, twenty thousand (20,000) shares of restricted common stock solely for the purposes of compensation for LICENSOR’s Consulting Services, and two percent (2%) of Gross Sales of PRODUCTS AND/OR SERVICES on quarterly GROSS SALES being payable in the form of cash or restricted common stock, with the amount of all restricted common stock being based on the market close on the last business day of each month in each quarter as it is found in Bloomberg.

(d)
Following the third anniversary, twenty thousand (20,000) shares of restricted common stock solely for the purposes of compensation for LICENSOR’s Consulting Services, and three percent (3%) of Gross Sales of PRODUCTS AND/OR SERVICES on quarterly GROSS SALES being payable in the form of cash or restricted common stock, with the amount of all restricted common stock amount based on the market close on the last business day of each month in each quarter as it is found in Bloomberg.

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	LICENSOR	LICENSEE

Intellectual Property License And Consulting Agreement

(e)
In the event that no Gross Sales exist for any given period as described in this Section 5.01, LICENSOR’s compensation will solely be the issuance of twenty thousand (20,000) shares of restricted common stock, with such issuance being based on the market close on the last business day of each month in each quarter as such market close is found in Bloomberg.

4.2. Notice of Option.  LICENSOR shall notify LICENSEE within ten calendar days following the last business day of each quarter of LICENSOR’S option to take either a cash royalty or a restricted common stock royalty using the Option Exercise Form attached hereto as Schedule B.  If LICENSOR does not submit an Option Exercise Form to LICENSEE within ten calendar days following the last business day of the quarter, the payment will default to restricted common stock.

4.3. Royalty Reports, Exchange Rates.  During the term of this agreement following the First Commercial Sale, LICENSEE shall furnish to LICENSOR, with respect to each Calendar Quarter, a written report showing in reasonably specific detail, for the European Union, North America, and the rest of the Territory, respectively: (a) the gross sales of a product and/or service using the Licensed Technology sold by LICENSEE, its affiliates and its sublicensees in the Territory during the corresponding Calendar Quarter and the calculation of such gross sales; (b) the royalties payable in United States dollars, if any, which shall have accrued hereunder; (c) the date of the First Commercial Sale of product and/or service using the Licensed Technology having occurred in each country in the Territory during the corresponding Calendar Quarter; and (d) the exchange rates used in determining the royalty amount expressed in United States dollars.  With respect to sales (if any) of product and/or service using the Licensed Technology invoiced in United States dollars, the gross sales, and royalties payable shall be expressed in United Sates dollars. With respect to sales of product and/or service using the Licensed Technology invoiced in a currency other than United Sates dollars, the gross sales, and royalties payable shall be expressed in the currency of the invoice issued by the party making the sale together with the United States dollars equivalent of the royalty payable, calculated using the rate of exchange published in the Wall Street Journal for such currency on the last business day of the concerned Calendar Quarter. Reports and payments shall be within thirty calendar days of the last business day of the quarter. LICENSEE shall keep complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable the royalties payable hereunder to be determined.

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	LICENSOR	LICENSEE

Intellectual Property License And Consulting Agreement

4.4. Audits.  Upon the written request of LICENSOR and not more than once in each calendar year, LICENSEE shall permit an independent certified public accounting firm of internationally recognized standing, selected by LICENSOR and reasonably acceptable to LICENSEE, at LICENSOR’s expense, to have access during normal business hours to such of the records of LICENSEE as may be reasonably necessary.  The accounting firm shall disclose to LICENSOR only whether the records are correct or not and the specific details concerning any discrepancies. No other information shall be shared.

(a)
If such accounting firm concludes that additional royalties were owed during such period, LICENSEE shall pay the additional royalties to within thirty days of LICENSOR’s delivery to LICENSEE such accounting firm’s written report so concluding. The fees charged by such accounting firm shall be paid by LICENSOR; provided, however, if the audit discloses that the royalties payable by LICENSEE for the audited period are more than 50% actually paid for such period, then LICENSEE shall pay the reasonable fees and expenses charged by such accounting firm.

(b)
LICENSEE shall include in each permitted sublicense granted by it pursuant to the Agreement a provision requiring the SUBLICENSEE to make reports to LICENSEE, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by LICENSOR’s independent accountant to the same extent required with respect to LICENSEE’s records under this Agreement.

(c)
Except in the case of circumstances which would have prevented an error or anomaly from being disclosed during the audit hereabove mentioned, such as fraud or other failure to provide accurate information, upon the expiration of thirty days following the end of any calendar year, the calculation of royalties payable with respect to such year shall be binding and conclusive upon LICENSOR, and LICENSEE, its Affiliates and Sublicensees shall be released from any liability or accountability with respect to royalties for such year.

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	LICENSOR	LICENSEE

Intellectual Property License And Consulting Agreement

4.5. Payment Terms.  Royalties shown to have accrued by each royalty report provided for under Article V of this Agreement shall be due within thirty days of such accrual. Payment of royalties in whole or in part may be made in advance of such due date.

4.6. Payment Method – Cash.  All cash payments by LICENSEE to LICENSOR under this Agreement must be paid in United States dollars, and all such payments must be made without deduction of bank transfer fees by check or cashier’s check mailed to:  Public Issuer Stock Analytics, LLC

1224 N Hwy 377
Ste 303-56
Roanoke, Texas 76262

4.7. Payment Method – Stock.  Unless Licensor indicates otherwise, all payments in the form of restricted common stock must be made through the issuance of common stock certificates bearing a restrictive legend and made to:

Public Issuer Stock Tracking, LLC
1224 N Hwy 377
Ste 303-56
Roanoke, Texas 76262

(a)
Restricted common stock certificates are to be delivered via FedEx 2nd Day Delivery directly from the transfer agent to LICENSOR. The LICENSOR may designate an entity to receive or all or part of the restricted common stock to be issued in any given time period.

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	LICENSOR	LICENSEE

Intellectual Property License And Consulting Agreement

5.
CONFIDENTIALITY

5.1. Confidentiality of Agreement.  Each party shall maintain in strict confidence all details of this agreement, unless expressly authorized by the other party.

5.2. Confidentiality of Financial Information.  LICENSOR shall treat all financial information obtained hereunder as confidential, and shall cause its accounting firm to retain all such financial information in strict confidence.

5.3. Confidentiality of Information.  Unless the disclosing party expressly authorizes otherwise, each party shall maintain in strict confidence all information it receives from the other party relating to the Licensed Technology (the “Confidential Information”), regardless of the format in which received, that at the time of its receipt:

(a)	was not generally available in the public domain;
(b)	was not independently known prior to receipt or was not made available as a matter of lawful right by a third party;
(c)	is not required to be disclosed by government regulation, law, or a court of competent jurisdiction; and
(d)	was not developed independently of the disclosing party.

5.4. Use of Confidential Information.  If necessary to exercise a right or obligation under this agreement, each party shall limit the disclosure of Confidential Information to its employees and agents on a need-to-know basis only, and then only if the employee or agent is under a duty of confidentiality to the party at least as restrictive as the respective confidentiality provision herein.

6.
TERM AND TERMINATION

6.1. Term.  The “Term” of this agreement runs from the Effective Date for a period of three years.

6.2. Termination.  This agreement may be terminated at any time, but only under the following terms and circumstances:

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Intellectual Property License And Consulting Agreement

(a)	LICENSEE may terminate this agreement by providing sixty days advance written notice to LICENSOR of its desire to terminate;
(b)	LICENSOR may terminate this agreement by providing sixty days advance written notice in the event that LICENSEE fails to pay royalties as provided herein;
(c)
Either party may terminate this agreement due to a material breach by the other party by providing the other party with thirty days advance written notice of its desire to terminate, if the other party has not cured the breach during this period; and

(d)
Either party may terminate this agreement if the other party makes a general assignment for the benefit of creditors, is the subject of proceedings in voluntary or involuntary bankruptcy, or has a receiver or trustee appointed for substantially all of its property; PROVIDED that in the case of an involuntary bankruptcy proceeding this right to terminate will only become effective if the other party consents thereto or the involuntary proceeding is not dismissed within one year after the filing thereof.

6.3. Return or Destruction of Confidential Information.  In the event of breach by LICENSEE resulting in termination of this agreement, each party must: (a) return, and must cause its representatives and its affiliates to return, all Confidential Information; or (b) must effect and verify the full and complete destruction thereof, and must certify to the full and complete destruction thereof; to the disclosing party within thirty days of termination of this agreement, with the exception that the party may retain one copy of each document in its legal files solely to permit the party to continue to comply with its obligations hereunder and, in addition, may upon notice to the disclosing party, retain in its legal files or in the office of outside legal counsel one copy of any document solely for use in any pending legal proceeding to which such document relates.

6.4. Effect of Expiration or Termination.  Each party shall be liable for any and all obligations accruing prior to the date of expiration or termination of this agreement.

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	LICENSOR	LICENSEE

Intellectual Property License And Consulting Agreement

6.5. Survival.  The following terms survive the termination of this agreement for a period of five years thereafter:

(a)	All Confidentiality provisions; and
(b)	All Conflict Resolution provisions

7.
CONFLICT RESOLUTION

7.1. Jurisdiction and Disputes.  This agreement is governed by the internal laws of the State of Texas U.S.A., without regard to any conflicts of laws principles.  All disputes hereunder shall be resolved exclusively in the applicable state or federal courts located in Dallas County, Texas U.S.A.  The parties consent to the jurisdiction of such courts, agree to accept service of process by mail, and waive any jurisdictional or venue defenses otherwise available.  Under no circumstance will a party be made to appear, answer or in any way be required to defend any action or proceeding in any other jurisdiction outside of Dallas, County, Texas U.S.A.  This agreement is negotiated and executed in Dallas County, Texas U.S.A.

7.2. Right to Injunction.  In addition to any other right or remedy it may have at law or in equity, either party may request and obtain an injunction against the other party to protect from any violation or threatened violation of any of the confidentiality provisions herein.

8.
REPRESENTATIONS

LICENSOR represents as follows:

8.1. LICENSOR has full legal and corporate authority to enter into this agreement and to consummate the transactions contemplated hereby.

8.2. LICENSOR has full legal authority, corporate authority, and legal title to the Licensed Technology.

8.3. LICENSOR has binding written agreements from each of its employees or agents to assign to it any and all copyrights and inventions necessary for this agreement.

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	LICENSOR	LICENSEE

Intellectual Property License And Consulting Agreement

8.4. LICENSOR has no present intention of managing any aspect of LICENSEE’s operations.

8.5. LICENSOR acknowledges that all Licensed Patents listed on Schedule A as amended from time to time have been registered in, filed in, or issued by the appropriate patent offices of each jurisdiction as indicated on such Schedule A, and in each case is currently in effect and all maintenance fees and renewals thereof have been duly made with respect thereto. LICENSOR owns or has full and exclusive rights to use and exploit under licenses (and to license or sublicense) all its rights under such Licensed Patents and the Licensed Know-How.

8.6. LICENSOR is not aware of any material claims made against it asserting the invalidity or non-enforceability with respect to any of the Licensed Patents.

8.7. LICENSOR is not aware of any misuses by another of the Licensed Patents or the Licensed Know-How.

8.8. LICENSOR has not received a notice of conflict of the Licensed Patents or the Licensed Know-How with the asserted rights of others, or otherwise challenging its rights to use the Licensed Patents or the Licensed Know-How.

8.9. LICENSOR’s rights under the Licensed Patents and Licensed Know-How will not be adversely affected by the execution, delivery or performance of this agreement, or the consummation of the transaction contemplated herein.

8.10. LICENSOR understands that LICENSEE makes no representations as to the potential success and/or profitability of LICENSEE.

8.11. LICENSOR has consulted an attorney in negotiating this agreement.

8.12. LICENSOR has participated in the drafting of this agreement.

8.13. LICENSOR does not intend to establish any agency, joint venture or partnership relationship with LICENSEE by this agreement.

8.14. LICENSOR understands that nothing in this agreement will be construed as authorization for either party to act as agent for the other party.

8.15. LICENSOR understands that nothing in this agreement makes it an employee or legal representative of LICENSEE for any purpose whatsoever.

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	LICENSOR	LICENSEE

Intellectual Property License And Consulting Agreement

LICENSEE represents as follows:

8.16. LICENSEE has full legal and corporate authority enter into this agreement and to consummate the transactions contemplated hereby.

8.17. LICENSEE’s entry into this agreement will not conflict with any other agreement or result in a breach of, or entitle any party thereto to terminate, any material agreement or instrument to which LICENSEE is a party, or by which any of its assets or properties is bound

8.18. LICENSEE has binding written agreements from each of its employees or agents to assign to it any and all copyrights and inventions necessary for this agreement.

8.19. LICENSEE’s Board of Directors has authorized the transfer of shares of the corporation in consideration for this agreement.

8.20. LICENSEE has consulted an attorney in negotiating this agreement.

8.21. LICENSEE has participated in the drafting of this agreement.

8.22. LICENSEE does not intend to establish any agency, joint venture or partnership relationship with LICENSOR by this agreement.

8.23. LICENSEE understands that nothing in this agreement will be construed as authorization for either party to act as agent for the other party.

8.24. LICENSEE understands that nothing in this agreement makes it an employee or legal representative of LICENSOR for any purpose whatsoever.

9.
GENERAL PROVISIONS

9.1. Effect of Bankruptcy.  Each of the parties hereto acknowledges and agrees that this agreement (a) constitutes a license of Intellectual Property (as such term is defined in the United States Bankruptcy Code, as amended (the “Code”), and (b) is an executory contract, with significant obligations to be performed by each party hereto.  The parties agree that LICENSEE as LICENSEE may fully exercise all of its rights and elections under the Code, including, without limitation, those set forth in Section 365 (n) of the Code.  The parties further agree that, in the event that LICENSEE elects to retain its rights as a licensee under the Code, LICENSEE shall be entitled to complete access to the LICENSOR Technology licensed to it hereunder and all embodiments of such technology.  Such embodiments of the LICENSOR Technology shall be delivered to LICENSEE not later than the commencement of bankruptcy proceedings against LICENSOR, unless LICENSOR elects to perform its obligations under the agreement, or if not delivered as stated above, upon the rejection of the agreement by or on behalf of LICENSOR.

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9.2. Indemnification.  In the event that either party breaches any representation, warranty, or covenant in this master agreement, the breaching party shall indemnify the other party, it affiliates, together with their respective directors, officers, employees, managers, agents, permitted licensees and sublicensees and advisors (the “Indemnified Parties”), and hold them harmless from, against, and with respect to any and all direct and actual losses arising out of such breach of any representation, warranty, covenant or agreement.  Each party shall indemnify the other party and hold them harmless against any losses, costs, damages, and reasonable attorneys’ fees incurred as a result of the party’s own actions.

9.3. Disclaimer.  IN NO EVENT SHALL EITHER PARTY, ITS AFFILIATES, OR ITS REPRESENTATIVES BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, BUSINESS INTERRUPTION, LOSS OF INFORMATION OR OTHER PECUNIARY LOSS), EVEN IN THE EVENT THE BREACHING PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9.4. Notices.  Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing, delivered Personally or by facsimile (and promptly confirmed by Personal delivery, first class air mail or courier), first class air mail or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.

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IF TO LICENSOR:

Public Issuer Stock Analytics, LLC
1224 N Hwy 377
Ste 303-56
Roanoke, Texas 76262

Attention: Managing Member
Telefax: (817) 491-4955
Telephone: (817) 491-8611

IF TO LICENSEE:

INTREorg Systems, Inc.
2600 East Southlake Boulevard
Suite 120-366
Southlake, TX 76092

Attention: CEO
Telefax: (817) 491-4955
Telephone: (817) 491-8611

9.5. Assignment. Either party may assign this agreement and its rights and obligations hereunder to any of its affiliates, or in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger or consolidation or change in control or similar transaction, providing that the assignee assume all obligations of its assignor under this agreement.  Without limiting the generality of the foregoing, without the prior written consent of LICENSEE, LICENSOR shall not under any circumstances assign or transfer any LICENSOR Technology unless: (i) all of the rights and obligations of LICENSOR under this Agreement are assigned to the same transferee(s) concurrently therewith, and (ii) such transferee(s) expressly assume(s) in writing the performance of all terms and conditions of this Agreement to be performed by LICENSOR and such assignment shall not relieve the assignor of any of its obligations under this Agreement.  Each Party acknowledges that the other Party would suffer irreparable injury in the event of any breach of this Assignment provision and that therefore the remedy at law for any breach or threatened breach hereof by any party shall be deemed inadequate.  Accordingly, upon a breach or threatened breach hereof by any Party, the other Party shall, in addition and without prejudice to any other rights and remedies it may have, be entitled as a matter of right, without proof of actual damages, to seek specific performance hereof and to such other injunctive or equitable relief to enforce, or prevent any violations (whether anticipatory, continuing, or future) hereof.

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9.6. Agreement Binding on Successors.  This agreement is binding on and shall inure to the benefit of the parties hereto, and their heirs, administrators, successors, and permitted assigns.

9.7. Severability.  If a court of competent jurisdiction holds any provision of this agreement to be unenforceable, the agreement will remain in full force and effect as if it had been executed without the provision.

9.8. Reformation.  If a court of competent jurisdiction holds any provision of this agreement to be unreasonable or unenforceable, the court may reform the provision and the agreement will remain in full force and effect as if it had been executed with the reformed provision.

9.9. Waiver.  An express or implied waiver by either party of the other party’s breach of this agreement is not a waiver of any subsequent breach.

9.10. Entire Agreement.  This agreement constitutes the entire agreement of the parties and supersedes all previous agreements with respect to the subject matter herein.  No modification will be effective unless confirmed in a separate written agreement signed by both parties.

9.11. Construction.  This agreement is to be construed as if both parties drafted it jointly.

9.12. Force Majeure.  Neither party (or any of its affiliates) shall be held liable or responsible to the other party (or any of its affiliates), nor be deemed to have defaulted under or breached the agreement for failure or delay in fulfilling or performing any term of the agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party (or any of its affiliates) including but not limited to fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party (collectively, “Events of Force Majeure”); provided, however, that the affected party (i) shall immediately notify the other party of the occurrence of any such Event of Force Majeure, and (ii) shall exert all reasonable efforts to eliminate, cure or overcome any such Event of Force Majeure and to resume performance of its covenants with all possible speed; and provided, further, that nothing contained herein shall require any party to settle on terms unsatisfactory to such party any strike, lockout or other labor difficulty, any investigation or proceeding by any governmental authority or any litigation by any third-party.  Notwithstanding the foregoing, to the extent that an Event of Force Majeure continues for a period in excess of six months, the affected party shall promptly notify in writing the other party of such Event of Force Majeure and upon receipt of the other party’s notice, the parties agree to negotiate in good faith to either (i) resolve the Event of Force Majeure, if possible, (ii) extend by mutual agreement the time period to resolve, eliminate, cure or overcome such Event of Force Majeure, (iii) amend this agreement to the extent reasonably possible, or (iv) terminate this agreement.

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9.13. Counterparts.  This agreement may be executed in any number of counterparts, each being deemed an original, but the sum constituting one and the same legal instrument.

10.
DEFINITIONS

10.1. Affiliate.  The term “Affiliate” means, with respect to any person, (i) any other person of which the securities or other ownership interests representing fifty per cent (50%) or more of the equity or fifty per cent (50%) or more of the ordinary voting power or fifty per cent (50%) or more of the general partnership interest are, at the time such determination is being made, owned, Controlled or held, directly or indirectly, by such person (a “Subsidiary”), or (ii) any other Person that, at the time such determination is being made, is Controlling or under common Control with, such Person. As used herein, the term “Control”, whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

10.2. Field of Use.  The term “Field of Use” means stock analytics services, social networking services and/or public relations services.

10.3. First Commercial Sale.  The term “First Commercial Sale” means, in each country of the Territory, the first sale of a product or service using the Licensed Technology by LICENSEE, its affiliates or Sublicensees, to third-parties, in each case for use or consumption of such product or service in such country by the general public.

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10.4. Licensed Technology.  The term “Licensed Technology” means the sum of the Licensed Know-How, the Licensed Utility, and any and all of LICENSOR’s know-how, trade secrets, documents, copyrights, patents, inventions and improvements to inventions (whether, patented, patentable, or not) related to the computer-automated stock tracking analytics program that now exist or may come into existence during the Term of this agreement.

10.5. Licensed Know-How.  The term  “Licensed Know-How” means LICENSOR’s knowledge regarding all aspects of the computer-automated stock tracking analytics program, including, but not limited to, its conception, development, expansion, utilization, improvement, application, and marketing.

10.6. Licensed Patents.  The term “Licensed Patents” means:

(a)	any existing patents and patent applications listed on Schedule A;
(b)
any future patents issued from any patent applications listed on Schedule A, and any future patents issued from a patent application filed in any country in the Territory that corresponds to a patent or patent application identified in Paragraph 1.01(b) above;

(c)
any reissues, confirmations, renewals, extensions, counterparts, divisions, continuations, continuations-in-part, supplemental protection certificates or utility models issued, assigned or licensed to LICENSOR or its Affiliates of or relating to the patents or patent applications listed on Schedule A; and

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(d)
any future patents and patent applications covering LICENSOR Improvements, solely or jointly owned by LICENSOR or its affiliates, or licensed by LICENSOR or its affiliates with the right to sublicense.

10.7. Licensed Utility.  The term “Licensed Utility” means the functional computer-automated stock tracking analytics program regardless of the release version, including the know-how, Licensed Patents, and all copyrights necessary for its reasonable operation.

10.8. Gross Sales.  The term “GROSS SALES” means the amount actually received on sales of product or service using the Licensed Technology by LICENSEE, and its affiliates or sublicensees, to the extent actually incurred or allowed and if not already deducted in the amount invoiced:

(a)	normal or customary trade and/or quantity discounts, credits, allowances, rebates, returns (including, but not limited to, wholesaler and retailer returns);
(b)	retroactive price reductions; or
(c)	excise taxes, other consumption taxes, customs duties and compulsory payments made to governmental authorities.

10.9. Territory.  The term “Territory” means all countries of the world.

[Signature page follows]

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Intellectual Property License And Consulting Agreement

The parties are signing this agreement on the Effective Date.

LICENSOR Public Issuer Stock Analytics, LLC	LICENSEE INTREorg Systems, Inc.
/Harry N. McMillan/	/Steven R. Henson/
Harry N. McMillan	Steven R. Henson, M.D.
Managing Member	President & CEO

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